Exhibit 16.

Grant Thornton LLP

January 7, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Re:      Metro-Tel Corp.
         File No. 0-9040
         ---------------

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Metro-Tel Corp. dated January 4, 1999. We agree with the statements made in Item 4 relative to our Firm, however, we are unable to comment on the extent of any discussions that may have occurred between Metro-Tel Corp. and BDO Seidman, LLP.

Very truly yours,


/s/ Grant Thornton LLP